Exhibit 10.1

AMERICAN ELECTRIC TECHNOLOGIES, INC.

2007 EMPLOYEE STOCK INCENTIVE PLAN

(as amended June 14, 2012)

1. Purposes.

The 2007 EMPLOYEE STOCK INCENTIVE PLAN (the “Plan”) of American Electric Technologies, Inc. (the “Company”) is an element of the Company’s compensation program which is intended to enable to Company to attract, retain, motivate, reward and remunerate qualified personnel, encourage Participants to exert maximum efforts towards the Company’s success, focus on the long-term growth of stockholder value as well as promote a closer identity of interest between Participants and stockholders of the Company. By thus encouraging Participants and promoting their continued association with the Company, the Plan is expected to benefit the Company and its stockholders.

2. Shares Subject to the Plan.

The total number of shares of Common Stock of the Company that may be issued under the Plan shall be 1,100,000 shares, subject to adjustment as provided in Section 11 hereunder. The Company shall at all times while the Plan is in force reserve such number of shares of Common Stock as will be sufficient to satisfy the requirement of outstanding awards granted under the Plan, except as otherwise provided below. In the event any award granted under the Plan shall expire or terminate, in whole or in part, for any reason without the issuance of all the shares subject to that award the unissued shares subject thereto shall again be available for the granting of awards under the Plan. In the event any shares issued under the Plan are returned to the Company in accordance with the Plan such shares shall again be available for the granting of awards under the Plan. If the Option Price of any Option granted under the Plan or the tax withholding requirements with respect to any award under the Plan are satisfied by tendering shares or Options to the Company, or if any Stock Appreciation Right is exercised, only the net number of shares issued shall be deemed issued for purposes of determining the maximum number of shares available for issuance under the Plan.

3. Awards Available Under the Plan.

The Company may award Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units and Stock-Based Awards to eligible persons under this Plan.

In a given fiscal year, the maximum number of shares that can be subject to an award granted under the Plan to a single person shall be limited to 200,000 shares, as may be adjusted pursuant to Section 11. The aforesaid limitation is intended to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). To the extent any provision of the Plan or action by the Board of Directors or Committee, as hereinafter defined, fails to comply with Section 162(m), it shall be deemed null and void to the extent required by statute and to the extent deemed advisable by the Board of Directors and/or such Committee.

4. Eligibility for Awards Under the Plan.

Awards under the Plan may be granted to persons who are employees (including employees who are also directors and officers), independent contractors and consultants of the Company or of a subsidiary or parent of the Company (the “Participants”), provided, however, that Incentive Stock Options may only be granted to persons who are employees of the Company or of a “subsidiary” or “parent” of the Company, as defined within Section 424 of the Code.

5. Administration of the Plan.

(a) The Plan shall be administered by a Compensation Committee of the Board of Directors of the Company (the “Committee”) comprised of at least two outside directors (as described under Rule 16b-3, promulgated under the Securities Exchange Act of 1934 (the “1934 Act”), and in accordance with the requirement of Section 162(m) of the Code, appointed by the Board of Directors of the Company. In the event such Committee is not comprised of said outside directors, any award granted hereunder shall not be deemed automatically null and void, except as otherwise provided below. Within the limits of the express provisions of the Plan, the Committee shall have the authority, in its discretion, to determine the individuals to whom, and the time or times at which, awards shall be granted, the character of such and the number of shares of Common Stock to be subject to each award, and to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of agreements that may be entered into in connection with awards (which need not be identical), and to make all other determinations and take all other actions necessary or advisable for the administration of the Plan. In making such determinations, the Committee may take into account the nature of the services rendered by such individuals, their present and potential contributions to the Company’s success, and such other factors as the Committee, in its discretion, shall deem relevant. The Committee’s determinations on the matters referred to in this Section shall be conclusive.

(b) Notwithstanding anything contained herein to the contrary, the Committee shall have the exclusive right to grant awards to persons subject to Section 16 of the 1934 Act and set forth the terms and conditions thereof. With respect to persons subject to Section 16 of the 1934 Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3, as amended from time to time (and its successor provisions, if any), under the 1934 Act. To the extent any provision of the Plan or action by the Board of Directors or Committee fails to so comply, it shall be deemed null and void to the extent required by law and to the extent deemed advisable by the Board of Directors and/or such Committee.

6. Stock Options.

The Committee may award Incentive Stock Options (“ISOs”) (as defined in Section 422(b) of the Code) and Non-Qualified Stock Options (“NQSOs”), not intended to qualify under Section 422(b) of the Code (ISOs and NQSOs hereinafter collectively the “Options”) under the Plan. An ISO or an NQSO enables the participant to purchase from the Company, at any time during a specified exercise period, a specified number of shares Company Common Stock at a specified price (the “Option Price”). Options may be granted to Participants in such number and on such terms as shall be determined by the Committee in its discretion, subject to the following:

(a) No Options may be granted more than ten (10) years after the Effective Date of the Plan.

(b) Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, the conditions on which an Option shall become vested and exercisable, the method of exercise of an Option and such other provisions as the Committee shall determine. The Award Agreement also shall specify whether the Option is intended to be an ISO or a NQSO.

(c) The Option Price for each grant of an Option under the Plan shall be determined by the Committee and shall be specified in the Award Agreement but in no event shall the Option Price be less than the fair market value of the Company’s Common Stock on the date of grant. For all purposes under the Plan, the fair market value of a share of the Company’s Common Stock on a particular date shall be equal to the NASDAQ official closing price on that date or if no sales are reported on that date, on the last preceding date on which the official closing price of shares are so reported. If the stock is traded over the counter at the time a determination of its fair market value is required to be made hereunder, its fair market value shall be deemed to be equal to the average between the reported high and low prices of Stock on the most recent date on which the shares were publicly traded. In the event the Company’s Common Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its fair market value shall be made by the Committee in such manner as it deems appropriate. If an ISO is granted to an individual who, immediately before the ISO is to be granted, owns directly or through attribution) more than 10% of the total combined voting power of all classes of capital stock of the Company or a subsidiary or parent of the Company, the Option Price of the shares of Common Stock subject to such ISO shall not be less than 110% of the fair market value per share of the shares of Common Stock at the time such ISO is granted.

(d) Each Option granted under the Plan shall expire and not be exercisable after ten (10) years from the date of grant or at such earlier time as the Committee shall determine at the time of grant, provided, however, if an ISO is granted to any individual who, immediately before the ISO is granted, owns (directly or through attribution) more than 10% of the total combined voting power of all classes of capital stock of the Company or of a subsidiary or parent of the Company, such ISO shall by its terms expire and shall not be exercisable after the expiration of five (5) years from the date of its grant.

(e) Options granted under the Plan shall be exercisable at such times and on the occurrence of such events, and be subject to such terms and conditions, as the Committee shall in each instance set forth in the Award Agreement, which need not be the same for each grant or for each Participant.

(f) The Option Price on exercise of any Option shall be payable to the Company in full either: (i) in cash or its equivalent; (ii) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate fair market value at the time of exercise equal to the total Option Price; (iii) by tendering unexercised Options having a fair market value at the time of exercise equal to the Option Price; (iv) by a combination of (i), (ii) and (iii); or (v) any other method approved or accepted by the Committee in its sole discretion subject to such rules and regulations as the Committee may establish. For all purposes under the Plan, the fair market value of an Option on a particular date shall be equal to the excess of the fair market value of the Company’s Common Stock on such date over the Option Price of such Option on such date.

(g) The Committee may impose such restrictions on any Shares acquired under the exercise of an Option granted under the Plan as it may deem advisable, including, without limitation, requiring the Participant to hold the Shares acquired for a specified period of time, or restrictions under applicable laws or under the requirements of any stock exchange or market on which such Shares are listed and/or traded.

(h) Each Participant’s Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment with the Company. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued under the Plan, and may reflect distinctions based on the reasons for termination.

(i) No ISO granted under this Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant shall be exercisable during his or her lifetime only by such Participant. Except as otherwise provided in a Participant’s Award Agreement at the time of grant, or thereafter by the Committee, NQSOs granted under the Plan may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement at the time of grant or thereafter by the Committee, all NQSOs granted to a Participant under the Plan shall be exercisable during the Participant’s lifetime only by such Participant.

(j) The holder of an Option shall have none of the rights of a stockholder with respect to the shares of Common Stock covered by such holder’s Option until such shares of Common Stock shall be issued to such holder upon the exercise of the Option.

(k) All Options granted under the Plan shall not be transferable otherwise than by will or the laws of descent and distribution, and any Option granted under the Plan may be exercised during the lifetime of the holder thereof only by the holder. No Option granted under the Plan shall be subject to execution, attachment or other process.

(l) Options granted under the Plan shall be exercisable at such times and on the occurrence of such events, and be subject to such restrictions and conditions, as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.

(m) The aggregate fair market value of the shares of Common Stock with respect to which ISOs granted under the Plan are exercisable for the first time during any calendar year and under incentive stock options qualifying as such in accordance with Section 422 of the Code granted under any other incentive stock option plan maintained by the Company or its parent or subsidiary corporations, shall not exceed $100,000. Any grant of Options in excess of such amount shall be deemed a grant of a NQSO. In addition, and notwithstanding anything contained herein to the contrary, in the event an ISO granted hereunder does not, for any reason, at the time of grant or during the term of the ISO satisfy all of the conditions under the Code with respect to being deemed an ISO, then said ISO shall be deemed a NQSO, but only to the extent, if applicable, said ISO exceeds any such conditions, and any said determination that said ISO is deemed an NQSO shall not be deemed the grant of a new Option hereunder.

7. Stock Appreciation Rights.

The Committee may award Stock Appreciation Rights (“SAR”) under the Plan. SARs may be granted to Participants in such number and on such terms as shall be determined by the Committee in its discretion, subject to the following:

(a) Each SAR grant shall be evidenced by an Award Agreement that shall specify the Grant Price, which shall not be less than the fair market value of the Company’s Common Stock on the date of grant, the duration of the SAR, the number of Shares to which the SAR pertains, the conditions on which an SAR shall become vested and exercisable, the method of exercise of an SAR and any such other provisions as the Committee shall determine.

(b) No SAR shall be exercisable later than the tenth (10th) anniversary of the date of its grant.

(c) On the exercise of an SAR, a participant shall be entitled to receive payment from the Company in an amount determined by multiplying the excess of the fair market value of a share of Company Common Stock on the date of exercise over the Grant Price by the number of such shares with respect to which the SAR is exercised. The payment on SAR exercise shall be in Company Common Stock of equivalent value based on the fair market value on the date of exercise of the SAR.

(d) Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s employment with the Company. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement, need not be uniform among all SARs issued under the Plan, and may reflect distinctions based on the reasons for termination.

(e) Except as otherwise provided in a Participant’s Award Agreement at the time of grant or thereafter by the Committee, an SAR granted under this Plan may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement at the time of grant or thereafter by the Committee, all SARs granted to a Participant under this Plan shall be exercisable during his or her lifetime only by such Participant.

(f) Subject to the other provisions of this Plan, the Committee may impose such other conditions and/or restrictions on any Shares received on exercise of an SAR granted under the Plan as it may deem advisable. This includes, but is not limited to, requiring the Participant to hold the Shares received on exercise of an SAR for a specified period of time.

8. Restricted Stock and Restricted Stock Units.

Restricted Stock and Restricted Stock Units may be granted to Participants in such number and on such terms as shall be determined by the Committee in its discretion, subject to the following:

(a) Each Restricted Stock and Restricted Stock Unit award shall be evidenced by an Award Agreement that shall specify the restrictions applicable to the award, the number of shares of Restricted Stock or the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine.

(b) Except as otherwise provided in the Plan or the Award Agreement, the Shares of Restricted Stock or Restricted Stock Units granted may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the termination of the restrictions specified in the Award Agreement (and in the case of

Restricted Stock Units until the date of delivery of the shares related to the award). All rights with respect to the Restricted Stock and Restricted Stock Units granted to a Participant under this Plan shall be available during his or her lifetime only to such Participant, except as otherwise provided in the Award Agreement at the time of grant or thereafter by the Committee.

(c) Shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such award have been satisfied or lapse.

(d) When Restricted Stock Units become payable, a Participant having received the grant of such units shall be entitled to receive payment from the Company in shares of equivalent value based on the fair market value as defined in the Award Agreement at the time of grant.

(e) Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Restricted Stock and Restricted Stock Units following termination of the Participant’s employment with the Company. These provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all awards of Restricted Stock and Restricted Stock Units issued under this Plan, and may reflect distinctions based on the reasons for termination.

9. Performance Shares and Performance Units.

Performance Shares and Performance Units may be granted to Participants in such number and on such terms as shall be determined by the Committee in its discretion, subject to the following:

(a) Each Performance Share shall have an initial value equal to the fair market value of Company Common Stock on the date of grant. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant which shall in no event be less than the fair market value of Company Common Stock on the date of grant. The Committee shall set performance criteria for a specified period following the grant (the “Performance Period”) which, depending on the extent to which such performance criteria are met in such Performance Period, will determine, in the manner set forth in the Award Agreement, the value and/or number of each Performance Share or Performance Unit that will be paid to the Participant. Such performance criteria shall be based on one or more of the following on a consolidated basis or for specified subsidiaries, divisions, affiliates or other business units of the Company: (i) the attainment of certain target levels of, or a specified percentage increase in, revenues, income before income taxes and extraordinary items, net income, earnings before income tax, earnings before interest, taxes, depreciation and amortization, or a combination of any or all of the foregoing; (ii) the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax profits including, without limitation, that attributable to continuing and/or other operations; (iii) the attainment of certain target levels of, or a specified increase in, operational cash flow; (iv) the achievement of a certain level of, reduction of, or other specified objectives with regard to limiting the level of increase in, all or a portion of, the Company’s bank debt or other long—term or short—term public or private debt or other similar financial obligations of the Company, which may be calculated net of such cash balances and/or other offsets and adjustments as may be established by the Committee; (v) the attainment of a specified percentage increase in earnings per share or earnings per share from continuing operations; (vi) the attainment of certain target levels of, or a specified increase in return on capital employed or return on invested capital; (vii) the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax return on stockholders’ equity; (viii) the attainment of certain target levels of, or a specified increase in, economic value added targets based on a cash flow return on investment formula; (ix) the attainment of certain target levels in the fair market value of the shares of the Company’s common stock; (x) the growth in the value of an investment in the Company’s Common Stock assuming the reinvestment of dividends; and (xi) reducing costs of the Company, as evidenced by meeting or reducing budgeted expenses established by the Company. For purposes of item (i) above, extraordinary items shall mean all items of gain, loss or expense for the fiscal year determined to be extraordinary or unusual in nature or infrequent in occurrence or related to a corporate transaction (including, without limitation, a disposition or acquisition) or related to a change in accounting principle, all as determined in accordance with standards established by Opinion No. 30 of the Accounting Principles Board.

(b) Subject to the terms of the Plan, after the applicable Performance Period has ended, the holder of Performance Shares and Performance Units shall be entitled to receive payout in Company Common Stock based on the value and number of Performance Shares and Performance Units determined as a function of the extent to which the corresponding performance criteria have been achieved. Despite the foregoing, the Award Agreement may require the Participant to hold the shares received for a specified period of time after issuance.

(c) Payment of earned Performance Shares and Performance Units shall be as set forth in the Award Agreement. Earned Performance Shares and Performance Units shall be paid in Company Common Stock equal to the value of the earned Performance Shares and Performance Units at the close of the applicable Performance Period. Any shares may be granted subject to such restrictions deemed appropriate by the Committee.

(d) Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Performance Shares and Performance Units following termination of the Participant’s employment with the Company. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards of Performance Shares and Performance Units issued under the Plan, and may reflect distinctions based on the reasons for termination.

(e) Except as otherwise provided in a Participant’s Award Agreement, Performance Shares and Performance Units may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

10. Stock-Based Awards.

Stock-Based Awards may be granted in such number and on such terms as shall be determined by the Committee in its discretion in satisfaction of such obligations, past services and other valid consideration, or in lieu of, or in addition to, any cash compensation due to a Participant, subject to the following:

(a) Each Stock-Based Award shall be evidenced by an Award Agreement that shall specify the (i) the number of shares of Company Common Stock subject to such award or a formula for determining such number; (ii) the purchase price of the shares, if any, and the means of payment for the shares; (iii) such terms and conditions on the grant, issuance, vesting and forfeiture of the shares; and (iv) such further terms and conditions, in each case not inconsistent with the Plan.

(b) Each Award Agreement shall set forth the extent to which the Participant shall have the right to receive Stock-Based Awards following termination of the Participant’s employment with the Company. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the applicable Award Agreement, need not be uniform among all Awards of Stock-Based Awards issued under this Plan, and may reflect distinctions based on the reasons for termination.

(c) Except as otherwise provided in a Participant’s Award Agreement, Stock-Based Awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

11. Adjustment Upon Changes in Capitalization.

(a) In the event that the outstanding shares of Company Common Stock are hereafter changed by reason of recapitalization, reclassification, stock split, combination or exchange of shares of Common Stock or the like, or by the issuance of dividends payable in shares of Common Stock, an appropriate adjustment shall be made by the Committee, in the aggregate number of shares of Common Stock available under the Plan, in the number of shares of Common Stock issuable upon exercise of outstanding Options and SARs and the Option Price per share and the provisions of other outstanding awards. In the event of any consolidation or merger of the Company with or into another company, or the conveyance of all or substantially all of the assets of the Company to another company, each then outstanding Option, SAR or other award under the Plan shall thereafter entitle the holder thereof to such number of shares of Common Stock or other securities or property to which a holder of shares of Common Stock of the Company would have been entitled to upon such consolidation, merger or conveyance; and in any such case appropriate adjustment, as determined by the Committee shall be made as set forth above with respect to any future changes in the capitalization of the Company or its successor entity. In the event of the dissolution or liquidation of the Company, all outstanding Options and SARs under the Plan will automatically terminate, unless otherwise provided by the Board of Directors of the Company or any authorized committee thereof.

(b) Any adjustment in the number of shares of Common Stock shall apply proportionately to only the unexercised portion of the Options and SAR’s granted hereunder. If fractions of shares of Common Stock would result from any such adjustment, the adjustment shall be revised to the next higher whole number of shares of Common Stock.

12. Further Conditions of Issuance.

(a) Unless the shares of Common Stock issuable pursuant to an award under the Plan have been registered under the Securities Act of 1933, as amended, prior to the exercise of any Option or SAR or issuance pursuant to an award, a participant must represent in writing to the Company that such shares of Common Stock are being acquired for investment purposes only and not with a view towards the further resale or distribution thereof, and must supply to the Company such other documentation as may be required by the Company, unless in the opinion of counsel to the Company such representation, agreement or documentation is not necessary to comply with said Act.

(b) The Company shall not be obligated to deliver any shares of Common Stock until they have been listed on each securities exchange on which the shares of Common Stock may then be listed or until there has been qualification under or compliance with such state or federal laws, rules or regulations as the Company may deem applicable. The Company shall use reasonable efforts to obtain such listing, qualification and compliance.

(c) The Committee may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of any taxes by the Company that is required by any law or regulation of any governmental authority, whether federal, state or local, domestic or foreign, in connection with any award under the Plan including, but not limited to, withholding the amount due from any such person’s wages or compensation due such person. With the consent of the Committee, the participant may authorize the Company to withhold a sufficient number of the shares of Common Stock otherwise issuable to the participant as payment of his or her obligation with respect to the withholding taxes (such shares to be valued on the basis of the fair market value of the shares on the date of the event giving rise to such tax withholding obligation).

13. Termination, Modification and Amendment.

(a) The Plan (but not Options and awards previously granted under the Plan) shall terminate ten (10) years from the earliest of the date of its adoption by the Board of Directors, or the date the Plan is approved by the stockholders of the Company, or such date of termination, as hereinafter provided, and no award shall be granted after termination of the Plan.

(b) The Plan may from time to time be terminated, modified or amended by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company voting as a single class, and entitled to vote thereon, present, or represented, and entitled to vote at a meeting duly held in accordance with the applicable laws of the state or other jurisdiction in which the Company is incorporated.

(c) The Plan may be amended, suspended, or terminated at any time or from time to time by the Committee, provided that (i) no such amendment or modification may, without written consent of the participant, alter or impair any rights or obligations under any outstanding awards under the Plan; and (ii) no amendment will be effective unless approved by the affirmative vote of the holders of a majority of shares of the Company present, or represented, and entitled to vote at a meeting of stockholders of the Company duly held within twelve months of the date of adoption where such amendment will: (i) increase the total number of shares reserved for the issuance under the Plan (other than for adjustments required to be made under Section 9 herein); (ii) materially change the standards of eligibility under the Plan; (iii) materially increase the benefits which may accrue to Participants under the Plan; or (iv) result in the adoption of a new plan or require the approval of the stockholders under any applicable tax, regulatory or stock market requirement.

(d) No termination, modification or amendment of the Plan may adversely affect the rights under any outstanding Option, SAR or other award without the consent of the individual to whom such award shall have been previously granted.

14. Effective Date of the Plan.

The Plan shall become effective (the “Effective Date”) upon adoption by the Board of Directors of the Company. The Plan shall be subject to approval by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company entitled to vote thereon, present, or represented, and entitled to vote at a meeting duly held in accordance with the applicable laws of the state or other jurisdiction in which the Company is incorporated, within one year after adoption of the Plan by the Board of Directors. No shares may be issued under the Plan until such stockholder approval is obtained. Any Options, SARs or other awards issued pursuant to the Plan are issued subject to such stockholder approval.

15. Not a Contract of Employment.

Nothing contained in the Plan or in any award agreement executed pursuant hereto shall be deemed to confer upon any individual to whom an award is or may be granted hereunder any right to remain in the employ of the Company or of a subsidiary or parent of the Company or in any way limit the right of the Company, or of any parent or subsidiary thereof, to terminate the employment of any employee, or to terminate any other relationship with a participant, including that of independent contractor or consultant. Notwithstanding anything contained herein to the contrary, and except as otherwise provided at the time of grant, all references hereunder to termination of employment shall with respect to consultants and independent contractors mean the termination of retention of their services with or for the Company or of a subsidiary or parent of the Company.

16. Other Compensation Plans.

This Plan shall serve as the successor to the Company’s 2004 Employee Stock Incentive Plan and 2000 Employee Stock Option Plan (the “Predecessor Plans”), and no further grants shall be made under the Predecessor Plans from and after the Effective Date of this Plan. The adoption of the Plan shall not affect any other stock option plan, incentive plan or any other compensation plan in effect for the Company, nor shall the Plan preclude the Company from establishing any other form of stock option plan, incentive plan or any other compensation plan.